UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
 Pursuant To Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 17, 2017

MINERALS TECHNOLOGIES INC.
(Exact name of registrant as specified in its charter)

Delaware	1-11430	25-1190717
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

622 Third Avenue, New York, NY	10017-6707
(Address of principal executive offices)	(Zip Code)

(212) 878-1800
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 5.07 Submission of a Matter to a Vote of Security Holders.

On May 17, 2017, the Annual Meeting of Shareholders of Minerals Technologies Inc. (the "Company") was held.  A total of 33,299,090 shares were represented in person or by proxy, or 94.93% of the eligible voting shares.  The matters voted upon and the final results of the vote were as follows:

Item 1.  The nominees for election to the Board of Directors named in the Company's 2017 Proxy Statement were elected for three-year terms based upon the following votes:

Nominee	Votes For	Votes Against	Votes Abstained	Broker Non-Votes
Joseph C. Breunig	31,722,194	589,793	59,533	927,570
Duane R. Dunham	31,121,126	1,191,939	58,455	927,570

Item 2.  The proposal to ratify the appointment of KPMG LLP as the independent registered public accounting firm of the Company for the 2017 fiscal year received the following votes:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
32,992,577	268,895	37,618	N/A

Item 3.  The proposal to approve, on an advisory basis, the 2016 compensation of the Company's named executive officers received the following votes:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
27,166,775	5,133,435	71,310	927,570

Item 4.  The advisory vote on Approval of frequency of vote on Executive Compensation:

1 Year	2 Years	3 Years	Abstain	Broker Non-Votes
27,193,279	56,824	5,070,297	51,120	927,570

Item 5.  Shaereholder proposal regarding Proxy Access:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
27,979,831	4,005,860	385,829	927,570

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MINERALS TECHNOLOGIES INC.
(Registrant)

	By:	/s/ Thomas J. Meek
	Name:	Thomas J. Meek
	Title:	Senior Vice President, General Counsel, Human Resources, Secretary and Chief Compliance Officer

Date: May 19, 2017